                                                                    Exhibit 2(d)

                               SECOND AMENDMENT TO
                         AGREEMENT OF PURCHASE AND SALE

            This SECOND AMENDMENT TO THE AGREEMENT OF PURCHASE AND SALE (this "Amendment") is made as of May 18, 1998, by and among PsychPartners, L.L.C, an Alabama limited liability company, for itself and on behalf of its direct and indirect wholly-owned subsidiaries that are parties to the Purchase Agreement (as defined below)(collectively, the "Purchasers"), and Apogee, Inc., a Delaware corporation ("Apogee"), for itself and on behalf of certain of its direct and indirect subsidiaries that are parties to the Purchase Agreement (collectively, the "Sellers").

                                    RECITALS:

            WHEREAS, the parties hereto entered into that certain Agreement of Purchase and Sale, dated as of December 26, 1997 (the "Purchase Agreement'), which provides for the purchase by Purchasers of certain of the assets and stock of Sellers; and

            WHEREAS, the parties hereto amended the Purchase Agreement, by letter dated April 3, 1998, to extend the Termination Date (as defined in the Purchase Agreement) to May 30, 1998, and by an Amendment to the Agreement dated May 14, 1998. to supplement the Purchasers under the Purchase Agreement; and

            WHEREAS, the parties hereto have agreed, among other things, that Apogee and the other Sellers will not sell to Purchasers as part of the Transferred Assets and Purchasers will not purchase from Apogee and the other Sellers, as a part of the Transferred Assets, the LifeStart Clinic, Inc. practice; and

            WHEREAS, the parties hereto have agreed that the Purchase Price for the Transferred Assets shall be $26,400,000 and that the Warrant shall be subject to adjustment as set forth herein; and

            WHEREAS, the parties hereto desire to further amend and supplement certain provisions of the Purchase Agreement as set forth below.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

            1. Terms. Capitalized terms used herein and not defined herein shall have the meaning set forth in the Asset Purchase Agreement.

            2. Amendment to Purchase Agreement.

            (a) Section 1.7(a) of the Purchase Agreement is hereby amended by deleting the third sentence thereof and substituting in lieu thereof the following:

      "At the Closing, Purchasers shall deliver $150,000 (collectively, the "Balance Sheet Adjustment Escrow Account") to the Escrow Agent, to be held pursuant to the terms of the Escrow Agreement, in substantially the form of Exhibit C attached hereto (the "Escrow Agreement")."

            (b) The Purchase Agreement and all Schedules and Exhibits thereto are hereby amended to delete therefrom all references to LifeStart Clinic, Inc. and the Administrative Services Agreement, dated as of March 29, 1996, by and between Apogee Services, Inc. and LifeStart Clinic, Inc. (the "LifeStart Agreement") and related working capital (together, the "Lifestart Practice"), and all references in the Purchase Agreement to "22" behavioral health care practices are amended to read "21" behavioral health care practices. Section 1.6 of the Purchase Agreement is hereby amended to reduce the Purchase Price for the Transferred Assets by the amount of $600,000 in cash to $26,400,000. In addition, for a period of one year from the date hereof, the Warrant shall not be exercisable with respect to 170,000 of the Common Units covered thereby, and at the end of such year the Warrant shall automatically be cancelled as to 170,000 Common Units if the option hereinafter described in this paragraph has not been exercised by Purchasers. In the event that, within one year from the date hereof, Sellers receive from an independent third party, a bona fide offer to purchase the LifeStart Practice which Sellers intend to accept (the "Third Party Offer"), Sellers shall so notify Purchasers in writing (and in such notice shall state the name of such party, the amount of the offer and the terms and conditions applicable thereto) and Purchasers shall have the right and option to purchase the LifeStart Practice from Sellers for a price equal to the lesser of
(i) the Third Party Offer and (ii) 4.57 times the Operating Profit of the LifeStart Practice based on the twelve-month period prior to the date of the notice of the Third Party Offer; provided, however, Purchasers shall not assume any earnout liabilities related to the LifeStart Practice. Such option shall be exercised, if at all, by Purchasers giving written notice to Sellers of the election to exercise the option with forty-five (45) days of Sellers written notice. Sellers shall convey the LifeStart Agreement and other assets of the LifeStart Practice to the Purchasers within thirty (30) days after the exercise of the option. If such option is exercised, there shall be credited as payment by Purchasers to Sellers by virtue of the Warrant not being cancelled the sum of $3.94 per Common Unit, up to the lesser of the amount of the purchase price for the LifeStart Practice and $669,800, and any portion of the Warrant for such 170,000 Common Units not so applied shall automatically be cancelled. Notwithstanding the above, Purchasers shall have the right, at any time prior to electing to purchase the LifeStart Practice by written notice to Sellers to rescind and release Purchasers right of first refusal set herein and cancel the Warrant as to such 170,000 Common Units without any action on the part of Sellers. The Warrant shall be cancelled as to such

170,000 Common Units immediately upon Purchasers giving such notice to Sellers. Similarly, Sellers shall have the right to close the LifeStart Practice at any time and the Warrant shall be automatically cancelled as to such 170,000 Common Units upon such closure.

            (c) Article III of the Purchase Agreement is hereby amended by adding thereto the following provision.

      Section 3.36 LifeStart

      Apogee Services, Inc. and LifeStart Clinic, Inc., a practice managed by Apogee Services, Inc. (together, the "LifeStart Practice") maintain separate licenses and provider numbers from the Business and no present or future accounts receivable or other rights or assets of the Business are or will be subject to any right of offset or claim by any governmental agency or other party on account of the conduct of the business of the LifeStart Practice or the management thereof.

            3. Estimated Earnouts. The parties hereby agree that the amount of unpaid Estimated Earnouts for purposes of Section 5.5 is $930,000.

            4. Effect on Purchase Agreement. Except as expressly modified hereby or as necessary to conform to the express terms hereof, all terms and conditions of the Purchase Agreement, as heretofore amended, shall remain in full force and effect.

            5. Counterparts. This Agreement may be executed in several counterparts, and by the parties on separate counterparts, and all such counterparts, which so executed and delivered, shall constitute but one and the same agreement.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                 APOGEE, INC.

                                             /s/ Lawrence M. Davies
                                 ----------------------------------------------
                                 By:  Lawrence M. Davies
                                 Its: President


                                 PSYCHPARTNERS, L.L.C.


                                      /s/ Emmett E. McLean
                                 ----------------------------------------------
                                 By:  Emmett E. McLean
                                 Its: Senior Vice President